Exhibit 99.1

Westmoreland Coal Company	2 N. Cascade Ave., 2nd Floor
(719) 442-2600 - Telephone	Colorado Springs, CO 80903
(719) 448-5825 - Fax

Westmoreland Completes Sale of $15 million
in Senior Secured Convertible Notes;
AMEX Accepts Extension of Compliance Plan

Colorado Springs, CO –March 5, 2008 – Westmoreland Coal Company (AMEX:WLB) announced today the sale of $15 million in senior secured convertible notes in a private placement to Tontine Partners, L.P. and Tontine Capital Partners, L.P. (together, “Tontine”).
Keith E. Alessi, Westmoreland’s President and CEO, said: “When we issued our quarterly results for the second quarter of 2007, we announced that we had sufficient capital resources and committed financing arrangements to provide us with adequate liquidity through the fourth quarter of 2007, but that based on our calculations at that time, we did not believe that we had capital resources or committed financing arrangements in place to provide adequate liquidity to meet the cash requirements that we then projected beyond the end of 2007. We have worked hard over the last several months to manage our business to conserve cash, but the requirements of our business required that we seek additional capital.”
“We are pleased that Tontine, Westmoreland’s largest shareholder, has assisted the Company in addressing its liquidity needs by purchasing these notes at a time when the Company is still working on its restatement of previously issued financial statements for the years ended December 31, 2004, 2005 and 2006 as well as the quarters ended March 31 and June 30, 2007. We expect to complete and issue the restated financial statements shortly. At that time, we also will issue financial statements for the quarter ended September 30, 2007, which were delayed by the restatement,” said Alessi.
The senior secured convertible notes bear interest at a rate of 9.0% per annum, with interest payable in cash or in kind at the Company’s option. The notes are convertible into common stock of the Company at a price of $10.00 per share and mature on March 4, 2013.
Houlihan Lokey served as the Board’s independent financial advisor in connection with the transaction.
As part of the transaction, the Standby Purchase Agreement between the Company and Tontine entered into on May 2, 2007 was terminated. The Standby Purchase Agreement was originally entered into as a backstop for a proposed rights offering of common stock by the Company to its shareholders.
As previously reported, the Company recently completed negotiations to refinance its wholly-owned Roanoke Valley Energy Project, Units I and II, which among other things will provide the Company with additional liquidity. The Company expects that this refinancing will close by mid-March. The Company has also engaged a large bank to assist the Company in refinancing its existing debt at its Westmoreland Mining, LLC subsidiary. The goals of the mining refinancing are to better match debt amortization with cash flows, provide funds for capital investments and provide additional liquidity and flexibility to the Company.
The securities offered in the private placement were not registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act and applicable state securities laws.
AMEX Plan Accepted
The Company also reported today that the staff of the American Stock Exchange (the “Amex”) has accepted the Company’s updated plan to meet the Amex’s continued listing standards and will continue to list the Company through the plan period pursuant to an extension. The revised plan contemplates filing the Form 10-Q for the third quarter of 2007 no later than March 31, 2008. The plan was necessitated by the Company’s inability to file a timely quarterly report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2007 because it continues to be engaged in the restatement of post-retirement benefit liabilities.
Westmoreland Coal Company is the oldest independent coal company in the United States and a developer of highly clean and efficient independent power projects. The Company’s coal operations include coal mining in the Powder River Basin in Montana and lignite mining operations in Montana, North Dakota and Texas. Its current power operations include ownership of the two-unit ROVA coal-fired power plant in North Carolina and an interest in a natural gas-fired power plant in Colorado. Westmoreland is dedicated to meeting America’s dual goals of low-cost power and a clean environment. For more information visit www.westmoreland.com.
Forward Looking Disclaimer
Throughout this news release, the Company makes statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the Company’s ability to raise additional equity capital through a rights offering and/or a private placement; the material weaknesses in the Company’s internal controls over financial reporting identified in our financial statements, and the associated ineffectiveness of the Company’s disclosure controls; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements or obtain waivers from its lenders in cases of non-compliance; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its deferred income tax assets; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of ROVA and the structure of ROVA’s contracts with its lenders and Dominion Virginia Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the risk factors set forth in our financial statements; and the Company’s ability to raise additional capital, as discussed under Liquidity and Capital Resources; and the other factors discussed in our financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.
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Contact: Diane Jones (719) 442-2600